BYLAWS

                                       OF

                        SILVESTRI, INC. OF SOUTH CAROLINA
                        ---------------------------------

                               ARTICLE I - OFFICES

      The principal office of the Corporation in the State of South Carolina shall be located in the City and County designated in the Articles of Incorporation. The Corporation may have such other offices, either within or without the State, as may be determined by the Board of Directors.

      The registered office of the Corporation required by the South Carolina Business Corporation Act of 1988 need not be identical with the principal office of the Corporation and the Board of Directors may from time to time change the address of the registered office of the Corporation.

                      ARTICLE II - MEETINGS OF SHAREHOLDERS

      ss.1. Place Of Meeting. Meetings of shareholders may be held at such place, either within or without the State, as may be designated by the Board of Directors or by a waiver of notice signed by all shareholders entitled to vote at a meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation within the State.

      ss.2. Annual Meeting. A meeting of the shareholders shall be held annually to elect directors and to act on such other


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business relating to the affairs of the Corporation as may properly come before the meeting. The meeting shall be held at the date, time and place prescribed in the notice of such meeting. The annual meeting shall be held within four months after the close of the tax year of the Corporation. Notwithstanding the foregoing provision, in lieu of an annual meeting the Corporation may take such action as would be taken at an annual meeting pursuant to the unanimous written consent of the shareholders. If the Corporation shall fail to hold the actual or consent annual meeting for a period of five months after the close of its tax year, a substitute annual meeting may be called by any person or persons entitled to call a special meeting of shareholders.

      ss.3. Special Meetings. Unless otherwise provided in the Articles of Incorporation, special meetings of the shareholders may be held at the Corporation's principal office or at any other place reasonably convenient to the majority of shareholders. Special meetings may be called for any legitimate purpose by the President, by a majority of the Board of Directors, or by the holders of not less than ten percent of the shares entitled to vote at the meetings. No business other than that specified in the notice of meeting shall be transacted at any such special meeting.

      ss.4. Notice of Meeting. Written or printed notice stating the date, time and place of meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting


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is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting. Such notice shall be delivered, personally or by mail, by or at the direction of the officer or persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed delivered when deposited with postage prepaid in the United States mail, addressed to the shareholder at the address appearing on the stock transfer book of the Corporation. Notice of a meeting of shareholders need not be given to any shareholder who signs a waiver of notice, in person or by proxy, either before or after such meeting. Attendance of a shareholder at a meeting, in person or by proxy, shall of itself constitute a waiver of notice, except when the shareholder attends a meeting solely for the purpose of stating his or her objection, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

      ss.5. Fixing of Record Date. The Board of Directors may fix in advance a record date for the determination of shareholders entitled to notice of, or to vote at, any meeting or to receive payment of a dividend or other distribution, or for any other proper purpose. In no case shall such date be more than seventy-five days or, in case of a meeting of shareholders, less than twenty-five full days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.


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      ss.6. Quorum. The holders of a majority of shares entitled to vote, either in person or by proxy, shall constitute a quorum at a meeting of shareholders for the purpose of transacting any business. The shareholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. In the absence of a quorum, any meeting of shareholders may be adjourned by vote of a majority of the shares present.

      ss.7. Voting.

      (a) Except as otherwise provided, any corporate action authorized at a meeting of shareholders, which has been duly called and at which a quorum is present, shall require a majority of the votes cast at such meeting by the holders of shares entitled to vote on the subject matter.

      (b) Except as otherwise provided, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of the shareholders.

      (c) At all meetings of shareholders, a shareholder may vote in person, by proxy executed in writing by the shareholder, or by his or her duly authorized attorney in fact. All proxies must have an effective date. The appointment of a proxy shall be valid for eleven months. Except as provided by ss.33-7-220(d) of the South Carolina Business Corporation Act of 1988, relating to irrevocable proxies, every proxy shall be revocable at the pleasure of the shareholder executing it. Revocation of a proxy


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may be effected by an instrument which by its terms revokes such proxy or by a duly executed proxy bearing a later date.

      (d) The Corporation is prohibited from voting any shares issued by it, including treasury shares; furthermore, any such shares disqualified from voting shall not be counted in determining the total number of outstanding shares at any given time. Shares standing in the name of another corporation may be voted by a duly authorized corporate officer or by an agent or proxy as the bylaws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine. Any fiduciary may vote shares which stand of record in such fiduciary's name. Shares held by any personal representative or conservator may be voted by such person, upon proof of appointment, without transfer of shares into such representative's name. A minor may vote shares which stand of record in his or her name and may not thereafter disaffirm or void such vote. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred on the records of the Corporation into the name of the pledgee or its nominee. Shares standing in the name of a partnership may be voted by any partner, and shares standing in the name of a limited partnership may be voted by any general partner. Shares standing in the name of a person as life tenant may be voted by such life tenant. Shares held jointly or as tenants in common by two or more persons may be voted by one such shareholder. Generally, where shares are held


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jointly or as tenants in common by more than two persons, the act of a majority of those acting shall bind all such shareholders.

      ss.8. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the Corporation.

      ss.9. Cumulative Voting. Unless otherwise provided in the Articles of Incorporation, at each election for directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote, or to cumulate his or her votes by giving one candidate as many votes as the number of such directors multiplied by the number of such shareholder's shares shall equal, or by distributing such votes on the same principle among any number of candidates. Any shareholder intending to cumulate his or her votes, as herein provided, either shall give written notice of such intention to the President or other officer of the Corporation not less than forty-eight hours before the time fixed for the meeting or shall announce his or her intention in such meeting before the voting for directors shall commence.


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Such notice having been given, all shareholders entitled to vote at such meeting shall be entitled to cumulate their votes.

                        ARTICLE III - BOARD OF DIRECTORS

      ss.1. General Powers and Standards of Conduct. The business and affairs of the Corporation shall be managed by its Board of Directors which shall be invested with all corporate powers not expressly reserved by statute, the charter, the bylaws or by agreement among the shareholders. A director shall discharge his or her duties as a director in good faith; with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and in a manner which he or she reasonably believes to be in the best interests of the Corporation and the shareholders.

      ss.2. Number, Tenure and Qualifications. The Board of Directors shall consist of one or more members, unless the number of members is fixed by the Articles of Incorporation. The members of the initial Board of Directors shall hold office until their successors have been elected and qualified at the first meeting of shareholders. Thereafter, each director shall hold office until his or her successor is elected and qualified at the next annual meeting of shareholders. Unless otherwise provided in the Articles of Incorporation, the number of directors last approved by the shareholders may be increased or decreased by thirty percent or less by the Board of Directors. However, no decrease in the number of directors shall have the


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effect of shortening the term of any incumbent director. Directors need not be residents of the State of South Carolina or shareholders of the Corporation.

      ss.3. Regular Meetings. A regular annual meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings.

      ss.4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, by the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of South Carolina, as the place for holding any special meeting.

      ss.5. Meetings by Telephone or other Means. The Board of Directors may conduct a meeting by means of conference telephone or other means of communication by which all persons participating in the meeting can hear one another at the same time and participation in the meeting by such means shall constitute presence in person at such meeting.

      ss.6. Notice of Meetings. Notice of any regular meeting of the Board of Directors shall not be required to be given. Notice of any special meeting shall be given at least five days prior to the date of such meeting. Such notice may be by telephone or by written notice delivered personally or mailed to


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each director at his or her business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting either before or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objection to the transaction of any business because the meeting is not lawfully called or convened. The business to be transacted at, or the purpose of, any special meeting of the Board of Directors shall be specified in the notice or waiver of notice of such meeting.

      ss.7. Quorum and Vote of Directors. A majority of the number of directors then in office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater proportion is required by the South Carolina Business Corporation Act of 1988 or the Articles of Incorporation.

      ss.8. Action by Directors without a Meeting. Action taken by a majority of the Board of Directors without a meeting shall be deemed an action of the Board of Directors under the following circumstances:


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      (a) Unless the Articles of Incorporation provided otherwise, action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is assented to by all members of the board.

      (b) The action may be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action evidenced by written consent is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent so signed has the effect of a meeting vote and may be described as such in any document.

      ss.9. Removal. Unless provided otherwise in the Articles of Incorporation, any director may be removed with or without cause by the shareholders.

      (a) A director may be removed by the shareholders only at a meeting called for such purpose and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

      (b) "Cause" for removal of a director shall mean fraudulent or dishonest acts, or gross abuse of authority in the discharge of duties to the Corporation.

      ss.10. Vacancies. Any vacancy occurring on the Board of Directors may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors although less than a quorum of the Board of Directors. A


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director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

      ss.11. Compensation. By resolution of the Board of Directors, each director may be paid his or her expenses of attending each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attending each meeting or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

      ss.12. Executive and Other Committees. From time to time the Board of Directors may designate by resolution an executive committee and other committees from among its members, each consisting of one or more directors and, except as limited under ss.33-8-250(e) of the South Carolina Business Corporation Act of 1988, may delegate to such committee or committees all the authority of the Board of Directors.

                              ARTICLE IV - OFFICERS

      ss.1. Number. The officers of the Corporation shall be any one or more of the following: A President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and


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assistant officers as may be deemed necessary may be elected or appointed by the
Board of Directors. Any two or more offices may be held by the same person, but no officer may act in more than one capacity where action of two or more officers is required.

      ss.2. Election, Term of Office and Standards of Conduct. The officers shall be elected by the Board of Directors annually at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election shall not be held at such meeting, such election shall be held as soon thereafter as may be practical. The officers shall hold their offices until their successors are chosen and have qualified or until their resignation or removal. Each officer with discretionary authority shall discharge his or her duties in good faith, with the care that an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that he or she reasonably believes to be in the best interests of the Corporation and the shareholders.

      ss.3. Removal. Unless otherwise provided in the Articles of Incorporation, any officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment the best interests of the Corporation would be served thereby. Any officer or agent elected by the shareholders may be removed only by vote of the shareholders. Removal from office, however effected, shall not prejudice the contract rights, if any, of the officer removed. Election or appointment


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of an officer or agent shall not of itself create contract rights.

      ss.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by a majority of the Board of Directors for the unexpired portion of the term.

      ss.5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He or she shall preside at all meetings of the shareholders and of the Board of Directors. He or she may sign, with the Secretary or any other proper officer of the Corporation authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and executing thereof shall be expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors.

      ss.6. Vice President. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice President (or in the event there be more than one Vice


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President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation and shall perform such other duties as from time to time may be assigned by the President or by the Board of Directors.

      ss.7. Secretary. The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned by the President or by the Board of Directors.


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      ss.8. Treasurer. The Treasurer shall: (a) have charge of and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these bylaws; and (c) in general perform all the duties incident to the office of treasurer and such other duties as from time to time may be assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

      ss.9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

                ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS

      ss.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

      ss.2. Loans. No loans shall be contracted on behalf of the


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Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

      ss.3. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

      ss.4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

             ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

      ss.1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board or the President and by the Secretary or an Assistant Secretary and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or one of its employees. All certificates for shares shall be consecutively


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numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

      ss.2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

                            ARTICLE VII - FISCAL YEAR

      The fiscal year of the Corporation shall be as determined by the Board of Directors.


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                            ARTICLE VIII - DIVIDENDS

      The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the South Carolina Business Corporation Act of 1988 and by the Articles of Incorporation.

                             ARTICLE IX - AMENDMENTS

      These bylaws may be altered, amended or repealed and new bylaws may be adopted by the Board of Directors or by the shareholders at any regular or special meeting of the Board of Directors or by a majority vote of the shareholders then entitled to vote in the election of directors.

      The undersigned hereby certifies that the foregoing bylaws have been adopted as the first bylaws of the Corporation, pursuant to the requirements of the South Carolina Business Corporation Act of 1988.


                                       /s/ Faye A. Florence
                                       -----------------------------------
                                       Secretary


Dated: 5/20/96


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